UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Devon Energy Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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20 North Broadway

Oklahoma City, OK 73102-8260

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2003

To Devon Energy Corporation Stockholders:

We are holding this year’s annual stockholders’ meeting on June 11, 2003 at 10:00 a.m. (Oklahoma City time) in the Kirkpatrick Room on the third floor of Bank One Center, 100 North Broadway, Oklahoma City, Oklahoma, for the following purposes:

•	To elect four directors for terms expiring in the year 2006;

•	To amend the Restated Certificate of Incorporation of Devon Energy Corporation to increase the number of authorized shares of Common Stock from four hundred million to eight hundred million; and

•	To transact such other business as may properly come before the meeting or any adjournments of the meeting.

Stockholders of record at the close of business on May 5, 2003 are entitled to notice of and to vote at the meeting. You may examine a complete list of stockholders entitled to vote at the meeting during normal business hours for the ten days prior to the meeting at our offices and at the meeting. For reasons outlined in the attached proxy statement, the board of directors recommends a vote “FOR” the election of directors nominated by the board of directors and a vote “FOR” approval of the amendment to Devon’s Restated Certificate of Incorporation.

IMPORTANT

Your proxy is important to assure a quorum at the meeting. Whether or not you expect to attend the meeting, please vote in any one of the following ways:

•	call the toll-free number listed on the voting instruction form from the U.S. or Canada;

•	log on to http://www.proxyvote.com; or

•	mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope. It requires no postage if mailed in the United States.

Please note that all votes cast via telephone or the internet must be cast before 12:00 a.m. Eastern Daylight Savings Time on Tuesday, June 10, 2003.

BY ORDER OF THE BOARD OF DIRECTORS

Janice A. Dobbs

Corporate Secretary

Oklahoma City, Oklahoma

May 15, 2003

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2003

We are furnishing you this proxy statement in connection with the solicitation of proxies by our board of directors to be used at the annual meeting and any adjournment thereof. The annual meeting will be held on June 11, 2003. We are first sending this proxy statement to our stockholders on or about May 15, 2003.

The Company

We are an independent energy company engaged primarily in oil and natural gas exploration, development and production, acquisition of producing properties, transportation of oil and gas and processing of natural gas. We currently own oil and gas properties concentrated in five geographic areas. Operations in the United States are focused in the Permian Basin, the Mid-Continent, the Rocky Mountains and onshore and offshore Gulf Coast. Canadian operations are focused in the Western Canadian Sedimentary Basin in Alberta and British Columbia. Operations outside North America are focused mainly in Azerbaijan, West Africa, China, Egypt and Brazil.

As of December 31, 2002, our estimated proved reserves were 1,609 million barrels of oil equivalent, of which 60% were natural gas reserves and 40% were oil and natural gas liquids reserves. The present value of pre-tax future net revenues discounted at 10% per annum assuming essentially constant prices (“10% Present Value”) of such reserves was $15.3 billion. After taxes, the present value was $10.4 billion.

On April 25, 2003 we completed a merger with Ocean Energy, Inc. This merger increased Devon’s pro forma year-end proved reserves to 2,187 million barrels of oil equivalent, of which 57% are natural gas reserves and 43% are oil and natural gas liquids reserves. The 10% Present Value of the company increased to $21.7 billion or $15.1 billion after taxes. The Ocean merger also brings significant additional development projects and exploration prospects to Devon.

Currently, Devon produces approximately 2.4 billion cubic feet of natural gas and approximately 250,000 barrels of oil and natural gas liquids per day, making Devon the largest U.S.-based oil and gas producer. Devon is also the largest independent deepwater Gulf of Mexico leaseholder with an interest in over 500 deepwater blocks.

Since September 29, 1988, our common stock has been traded on the American Stock Exchange under the symbol “DVN.” In addition, following the Northstar combination, a new class of common stock, which we call the exchangeable shares, began trading on The Toronto Stock Exchange under the symbol “NSX.” These shares are essentially equivalent to our common stock. However, because they are issued by our wholly-owned subsidiary, Northstar Energy Corporation, they qualify as a domestic Canadian investment for Canadian institutional stockholders. They are exchangeable at any time, on a one-for-one basis, for our common stock.

All references in this proxy statement to we, our, us, the company or Devon refer to Devon Energy Corporation including our predecessors and subsidiary corporations.

About The Meeting

Q:	What am I voting on?

A:	You are voting on two things, the election of four directors (Messrs. Howard, Kanovsky, Mitchell and Nichols) and the amendment to the Restated Certificate of Incorporation to increase the authorized shares of common stock.

Q:	Who is entitled to vote?

A:	Stockholders as of the close of business on May 5, 2003 (the record date). As of the record date there were shares of Devon common stock, Northstar exchangeable shares and shares of Devon OEI Operating, Inc. (formerly Ocean Energy, Inc.) convertible preferred stock. Shares of common stock and Northstar exchangeable shares are entitled to one vote at the meeting. Shares of convertible preferred stock are entitled to the number of votes equal to the largest number of full shares of common stock into which such shares of convertible preferred stock could be converted at the record date. As of May 5, 2003, each share of convertible preferred stock was convertible into shares of Devon common stock.

Q:	How do I vote?

A:	Other than attending the meeting and casting your vote in person, you may either:

•	Dial the toll-free number listed on the voting instruction form from the U.S. and Canada, enter your control number (found on your proxy card) and follow the voice prompts; or

•	Go to the following website: http://www.proxyvote.com, enter your control number (found on your proxy card) and follow the simple instructions on the screen; or

•	Mark your selection on the enclosed proxy card, date and sign the card, and return the card in the enclosed envelope.

Q:	If I vote by telephone or Internet, do I need to return my proxy card?

A:	No.

Q:	Will each stockholder in our household receive a Proxy Statement and Annual Report?

A:	No. Only one proxy statement and annual report will be delivered to multiple stockholders sharing an address unless you notify us to the contrary. However, any stockholder at a shared address to which a single copy of the proxy statement and annual report has been sent who would like an additional copy of this proxy statement and annual report or future copies of proxy statements and annual reports may write Devon Energy Corporation, Attention: Corporate Secretary, 20 North Broadway, Oklahoma City, OK 73102, janice.dobbs@dvn.com or call (405) 235-3611.

Q:	What is the difference between voting via telephone or the Internet or returning a proxy card versus voting in person?

A:	Voting by proxy, regardless of whether it is via telephone or the Internet or by returning your proxy card by mail, appoints J. Larry Nichols and Marian J. Moon as your proxies. They will be required to vote on the proposal exactly as you specified. However, if any other matter requiring a shareholder vote is properly raised at the meeting and you are not present to cast your vote, then Mr. Nichols and Ms. Moon are authorized to use their discretion to vote on the issues on your behalf.

Q:	How does discretionary authority apply?

A:	If you sign your proxy card, but do not make any selections, you give authority to Mr. Nichols and Ms. Moon to vote on the proposals and any other matter that may arise at the annual meeting.

Q:	If I vote via telephone or the Internet or by mailing my proxy card, may I still attend the meeting?

A:	Yes.

Q:	What if I want to change my vote?

A:	You can revoke your proxy at any time before the meeting.

Q:	Is my vote confidential?

A:	Yes, only Strategic Stock Surveillance, our proxy solicitor, and certain employees of Devon will have access to your voting information. We will act as our own inspector of election. All comments will remain confidential, unless you ask that your name be disclosed.

Q:	Who will count the votes?

A:	ADP Investor Communication Services will tabulate the votes.

Q:	What does it mean if I get more than one proxy card?

A:	Your shares are probably registered differently or are in more than one account. Vote all proxy cards to ensure that all your shares are voted. Contact our transfer agent, Wachovia Bank, N.A. to have your accounts registered in the same name and address.

Q:	How many shares of stock are outstanding and entitled to vote at the Devon annual meeting?

A:	As of May 5, 2003, the record date, there were shares of Devon common stock, exchangeable shares and 44,000 shares of convertible preferred stock.

Q:	What if I hold exchangeable shares?

A:	As of the close of business on May 5, 2003, the record date, there were exchangeable shares outstanding. Each exchangeable share is entitled to one vote at the meeting. The document governing the voting of exchangeable share is the Voting and Exchange Trust Agreement dated December 10, 1998, as amended on August 17, 1999, which we call the voting agreement. Under the voting agreement, CIBC Mellon Trust Company, the trustee, is entitled to exercise certain voting rights on behalf of holders of the exchangeable shares. The trustee holds one share of our special voting stock, which we call the special voting share. The special voting share is entitled to a number of votes equal to the number of exchangeable shares outstanding from time to time that are held by persons other than Devon. Pursuant to the voting agreement, each holder of exchangeable shares, other than Devon, is entitled to give the trustee voting instructions for a number of votes equal to the number of that holder’s exchangeable shares.

If you own exchangeable shares, we have sent you a voting direction card so that you may exercise your voting rights at the meeting. The trustee will cast votes at the meeting only as you direct on your voting direction card. If you do not mark and return your voting direction card the trustees will not cast any votes on your behalf.

If you wish to vote at the meeting but do not want the trustee to vote your shares, you may do one of the following:

•	Contact the trustee and request that they give a proxy to Devon management so they can vote on your behalf at the meeting; or

•	Attend the meeting and vote in person.

You may revoke the voting direction card by delivering either a revocation or a later dated voting direction card to the trustee.

Q:	What if I hold convertible preferred stock?

A:	As of the close of business on May 5, 2003, the record date, there were 44,000 convertible preferred shares outstanding. At the meeting, each convertible preferred share is entitled to the number of votes equal to the largest number of full shares of common stock into which such convertible preferred share could be converted at the record date. The document governing the voting of convertible preferred shares is the Trust Agreement dated April 25, 2003, which we call the trust agreement. Under the trust agreement, Wachovia Bank, N.A., the trustee, is entitled to exercise certain voting rights on behalf of holders of the convertible preferred shares. The trustee holds one share of our special voting preferred stock, which we call the special voting preferred share. The special voting preferred share is entitled to a number of votes equal to the largest number of full shares of common stock into which the outstanding shares of convertible preferred stock that are held by persons other than Devon. Pursuant to the trust agreement, each holder of convertible preferred shares, other than Devon, is entitled to give the trustee voting instructions for a number of votes equal to the largest number of full shares of common stock into which such holder’s convertible preferred shares could be converted.

If you own convertible preferred shares, we have sent you a voting direction card so that you may exercise your voting rights at the meeting. The trustee will cast votes at the meeting only as you direct on your voting direction card. If you do not mark and return your voting direction card the trustees will not cast any votes on your behalf.

If you wish to vote at the meeting but do not want the trustee to vote your shares, you may do one of the following:

•	Contact the trustee and request that they give a proxy to Devon management so they can vote on your behalf at the meeting; or

•	Attend the meeting and vote in person.

You may revoke the voting direction card by delivering either a revocation or a later dated voting direction card to the trustee.

Q:	What constitutes a quorum?

A:	The common stock, the exchangeable shares and the convertible preferred stock vote together as a single class. A majority of the votes represented by the common stock, the Northstar exchangeable shares and the convertible preferred stock, present in person or represented by proxy, constitutes a quorum. If you vote by telephone or the Internet or by returning your proxy card, you will be considered part of the quorum. The inspector of election will treat shares represented by a properly executed proxy as present at the meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that item and has not received instructions from the beneficial owner.

Q:	How many votes will be required to approve a proposal?

A:	Election of each director at the meeting will be by a plurality of votes cast at the meeting. Votes may be cast in favor of the election of each director or withheld. The proposed amendment to our Restated Certificate of Incorporation requires the affirmative vote of the holders of at least a majority of the combined voting power of the then-outstanding shares of voting stock, voting together as a single class. With respect to other matters, the affirmative vote of the holders of a majority of the voting shares, present in person or by proxy, entitled to vote at the meeting is required to take any other action, except as provided by law or our certificate of incorporation or bylaws. Shares cannot be voted at the meeting unless the holder of record is present in person or by proxy.

Q:	Can brokers who hold shares in street name vote those shares with respect to the election of directors if they have received no instructions?

A:	We believe that brokers that are member firms of the New York Stock Exchange or NYSE, and who hold common stock in street name for customers, but have not received instructions from a beneficial owner, have the authority under the rules of the NYSE to vote those shares with respect to the election of directors. In Canada, registrants and their nominees may not exercise voting rights without instructions from a beneficial owner. Therefore, no votes with respect to the exchangeable shares will be cast without specific instructions to the trustee.

Q:	How will you treat abstentions and broker non-votes?

A:	We will (i) count abstentions and broker non-votes for purposes of determining the presence of a quorum at the meeting; (ii) treat abstentions as votes not cast but as shares represented at the meeting for determining results on actions requiring a majority of voting shares present and entitled to vote at the meeting; (iii) not consider broker non-votes for determining actions requiring a majority of voting shares present and entitled to vote at the meeting; and (iv) consider neither abstentions nor broker non-votes in determining results of plurality votes. Because the proposed amendment to our Restated Certificate of Incorporation requires the affirmative vote of the shareholders of at least a majority of the combined voting power of all of our outstanding voting stock, abstentions and broker non-votes will have the effect of a vote “Against” the proposed amendment.

Q:	Who pays the solicitation expenses?

A:	We will bear the cost of solicitation of proxies. Proxies may be solicited by mail or personally by our directors, officers or regular employees, none of whom will receive additional compensation therefor. We have also retained Strategic Stock Surveillance to assist in solicitation of proxies for a fee of $7,500. Those holding shares of common stock of record for the benefit of others, or nominee holders, are being asked to distribute proxy soliciting materials to, and request voting instructions from, the beneficial owners of such shares. We will reimburse nominee holders for their reasonable out-of-pocket expenses.

Q:	Where can I find the voting results of the meeting?

A:	We will announce voting results at the meeting, and we will publish final results in our quarterly report on Form 10-Q for the second quarter of 2003. We will file that report with the Securities and Exchange Commission. You can get a copy of this and other reports free of charge on our Internet website, www.devonenergy.com, or by contacting either our investor relations department at (405) 552-4570 or the Securities and Exchange Commission at 1-800-SEC-0330 or www.sec.gov.

Q:	Will your independent accountants be available to respond to stockholder questions?

A:	The audit committee of the board of directors has selected KPMG LLP to serve as our independent accountants for the fiscal year ending December 31, 2003. Representatives of KPMG LLP are expected to be present at the meeting. They will have an opportunity to make a statement if they desire to do so, and will be available to respond to stockholder questions.

Q:	How does management intend to vote?

A:	As of May 5, 2003, our officers and directors own a total of voting shares, or less than % of the voting shares entitled to be voted at the meeting, and intend to vote all of such shares in favor of the matters being voted upon and described herein.

Q:	Where can I reach you?

A:	Our mailing address is:

20 North Broadway
Oklahoma City, OK 73102-8260
Our telephone number is:
(405) 235-3611

YOUR PROXY VOTE IS IMPORTANT. YOU ARE ASKED TO VOTE BY USING EITHER THE TOLL-FREE TELEPHONE NUMBER SHOWN ON THE PROXY CARD; THE INTERNET WEB SITE SHOWN ON THE PROXY CARD; OR BY RETURNING THE ACCOMPANYING PROXY CARD OR VOTING DIRECTION CARD, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING.

AGENDA ITEM 1. ELECTION OF DIRECTORS

Pursuant to provisions of our certificate of incorporation and bylaws, the board of directors has determined that the board will be composed of 13 directors. Our certificate of incorporation and bylaws provide for three classes of directors. These three classes of directors serve staggered three-year terms, with Class I having four directors, Class II having four directors and Class III having five directors.

The board of directors has nominated Robert L. Howard, Michael M. Kanovsky, J. Todd Mitchell and J. Larry Nichols for re-election as directors for terms expiring at the annual meeting in the year 2006, and in each case until their successors are elected and qualified. The four nominees are presently our directors whose terms expire at the meeting. Other directors who are remaining on the board of directors will continue in office in accordance with their previous elections until the expiration of their terms at the 2004 or 2005 annual meeting, as the case may be. The board of directors recommends a vote “FOR” each of the nominees for election to the board of directors.

It is the intention of the persons named in the proxy to vote proxies “FOR” the election of the four nominees. In the event that any of the nominees should fail to stand for election, the persons named in the proxy intend to vote for substitute nominees designated by the board of directors, unless the board of directors reduces the number of directors to be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Nominees for Re-election as Directors for Terms Expiring in 2006

Robert L. Howard 66 years old became a director in 2003

Robert L. Howard was appointed to the board of directors in 2003 upon completion of the merger with Ocean Energy. Mr. Howard served as a director of Ocean Energy, Inc. from 1996 to 2003. Mr. Howard retired in 1995 from his position as Vice president of Domestic Operations, Exploration and Production, of Shell Oil Company. He is also a Director of Southwestern Energy Company and McDermott International Incorporated.

Michael M. Kanovsky 54 years old Director since 1998

Michael M. Kanovsky was a co-founder of Northstar Energy Corporation, Devon’s Canadian subsidiary, and served on Northstar’s board of directors since 1982. He is President of Sky Energy Corporation, a privately held energy corporation. Mr. Kanovsky continues to be active in the Canadian energy industry and is currently a Director of ARC Resources Ltd. and Bonavista Petroleum Ltd.

J. Todd Mitchell 44 years old Director since 2002

J. Todd Mitchell served on the board of directors of Mitchell Energy & Development Corp. from 1993 to 2002. He has served as president of GPM, Inc., a family-owned investment company, since 1998. Mr. Mitchell has also served as President of Dolomite Resources, Inc., a privately owned mineral exploration and investments company, since 1987 and as Chairman of Rock Solid Images, a privately owned seismic data analysis software company, since 1998.

J. Larry Nichols 60 years old Director since 1971

J. Larry Nichols is a co-founder of Devon. Mr. Nichols was named Chairman of the Board of Directors in 2000. He has been President from 1976 to 2003 and Chief Executive Officer since 1980. Mr. Nichols serves on the Board of Governors of the American Stock Exchange. He serves as a director of BOK Financial Corporation, Smedvig ASA and Baker Hughes Incorporated. Mr. Nichols serves as a director of several trade associations that are relevant to the conduct of Devon’s business.

Directors Whose Terms Expire in 2004

Thomas F. Ferguson 66 years old Director since 1982

Thomas F. Ferguson is the Chairman of the Audit Committee. Mr. Ferguson is the Managing Director of United Gulf Management Ltd., a wholly owned subsidiary of Kuwait Investment Projects Company KSC. He represents Kuwait Investment Projects Company on the boards of various companies in which it invests, including Baltic Transit Bank in Latvia and Tunis International Bank in Tunisia. Mr. Ferguson is a Canadian qualified Certified General Accountant and was formerly employed by the Economist Intelligence Unit of London as a financial consultant.

Peter J. Fluor 55 years old became a director in 2003

Peter J. Fluor was appointed to the board of directors in 2003 upon completion of the merger with Ocean Energy. Mr. Fluor served as a director of Ocean Energy, Inc. from 1980 to 2003. He has been Chairman and Chief Executive Officer of Texas Crude Energy, Inc., a private oil and gas company, since January 2001. From 1997 through 2000, Mr. Fluor was President and Chief Executive Officer of Texas Crude Energy, Inc. He also serves as Lead Independent Director of Fluor Corporation.

David M. Gavrin 68 years old Director since 1979

David M. Gavrin is the Chairman of the Compensation Committee. Mr. Gavrin has been a private investor since 1989 and is currently a Director of MetBank Holding Corporation and United American Energy Corp., an independent power producer. From 1978 to 1988, he was a General Partner of Windcrest Partners, private investment partnership in New York City, and, for 14 years prior to that, he was an officer of Drexel Burnham Lambert Incorporated.

Michael E. Gellert 71 years old Director since 1971

Michael E. Gellert is the Chairman of the Nominating Committee. Since 1967, Mr. Gellert is a General Partner of Windcrest Partners, a private investment partnership in New York City, having held that position since 1967. From January 1958 until his retirement in October 1989, Mr. Gellert served in executive capacities with Drexel Burnham Lambert Incorporated and its predecessors in New York City. In addition to serving as a member of Devon’s board of directors, Mr. Gellert also serves on the boards of High Speed Access Corporation, Humana Inc., Seacor Smit Inc., Six Flags Inc., Travelers Series Fund, Inc., Dalet Technologies and Smith Barney World Funds.

Directors Whose Terms Expire in 2005

Milton Carroll 52 years old became Director in 2003

Milton Carroll was appointed to the board of directors in 2003 upon completion of the merger with Ocean Energy. Mr. Carroll served as a director of Ocean Energy, Inc. from 1997 to 2003. He was appointed Chairman of the board of directors of CenterPoint Energy, Inc. in 2002. Mr. Carroll has served as Chairman of the Board and Chief Executive Officer of Instrument Products, Inc. since 1977. He also serves as Chairman of Health Care Service Corporation and is a Director of TEPPCO Partners, L.P.

John A. Hill 61 years old Director since 2000

John A. Hill has been with First Reserve Corporation, an oil and gas investment management company since 1983 and is currently its Vice Chairman and Managing Director. Prior to joining First Reserve Corporation, Mr. Hill was President, Chief Executive Officer and Director of Marsh & McLennan Asset Management Company and served as the Deputy Administrator of the Federal Energy Administration during the Ford administration. Mr. Hill is Chairman of the Board of Trustees of the Putnam Funds in Boston, a Trustee of Sarah Lawrence College, and a director of TransMontaigne Inc., a corporation consisting of various companies controlled by First Reserve Corporation and Continuum Health Partners.

William J. Johnson 68 years old Director since 1999

William J. Johnson has been a private consultant for the oil and gas industry for more than the past five years. He is President and a director of JonLoc Inc., an oil and gas company of which he and his family are the only stockholders. Mr. Johnson has served as a director of Tesoro Petroleum Corp. since 1996. From 1991 to 1994, Mr. Johnson was President, Chief Operating Officer and a director of Apache Corporation.

Charles F. Mitchell, M.D. 54 years old became a director in 2003

Charles F. Mitchell, M.D., was appointed to the board of directors in 2003 upon completion of the merger with Ocean Energy. Dr. Mitchell served as a director of Ocean Energy, Inc. from 1999 to 2003. He is a physician and surgeon and has been a Senior Partner of ENT Medical Center in Baton Rouge, Louisiana since 1985. Dr. Mitchell is involved in numerous private investments.

Robert A. Mosbacher, Jr. 51 years old Director since 1999

Robert A. Mosbacher, Jr. has served as President and Chief Executive Officer of Mosbacher Energy Company since 1986 and has been Vice Chairman of Mosbacher Power Group since 1995. He was previously a director of PennzEnergy Company and served on its Executive Committee. Mr. Mosbacher is currently a director of JPMorgan Chase & Co., Houston Regional Board, and is on the Executive Committee of the U.S. Oil & Gas Association.

Chairman Emeritus

John W. Nichols 88 years old Director, 1971–1999

John W. Nichols, one of our co-founders, was named Chairman Emeritus in 1999. Mr. Nichols was Chairman of our board of directors when we began operations in 1971 and continued in this capacity until 1999. He is a founding partner of Blackwood & Nichols Co., which developed the conventional reserves in the Northeast Blanco Unit of the San Juan Basin. Mr. Nichols is a non-practicing Certified Public Accountant.

Board and Committee Meetings

Our board of directors met six times in 2002. All directors attended at least 75% of the total meetings of the board of directors and committees on which they served. The board of directors has standing audit, compensation and stock option and nominating committees, as follows:

Committee and Members	Functions of Committee	Number of Meetings In 2002

Audit Thomas F. Ferguson* Michael M. Kanovsky	Recommends independent accountants to the board of directors • Approves the nature and scope of services performed by the independent accountants and reviews the range of fees for such services • Confers with the independent accountants and reviews the results of their audit • Reviews our accounting and financial controls and provides assistance to the board of directors with respect to our corporate and reporting practices • Prepares the audit committee report required by SEC rules for the annual proxy statement	6

Compensation and Stock Option David M. Gavrin* Michael E. Gellert John A. Hill William J. Johnson	• Determines the nature and amount of compensation of all of our executive officers who are also directors and the amount and terms of stock options granted to all employees • Provides guidance to and makes recommendations to management regarding employee benefit programs • Administers stock option and incentive plans	6

Nominating Michael E. Gellert* J. Todd Mitchell Robert A. Mosbacher, Jr.

•  Recommends to the board of directors nominees to fill vacancies as they occur among the directors

•  Recommends to the board of directors, prior to each annual meeting of stockholders, a slate of nominees for election or re-election as directors by our stockholders at the annual meeting

•  Considers nominees recommended by our stockholders

Stockholders wishing to recommend candidates for consideration by the nominating committee should forward written recommendations, together with appropriate biographical information and details of qualifications, to Devon’s corporate secretary. In order to be considered, recommendations must be received by the deadline for submitting stockholder proposals set forth under the heading “Stockholder Proposals.”

		1

*Chairperson

AGENDA ITEM 2. APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

Your Board of Directors proposes to amend the Company’s Restated Certification of Incorporation to increase the number of authorized shares of Common Stock. This increase will enable the Company to issue Common Stock for general corporate purposes that may arise in the future. The proposed amendment would increase the number of authorized shares of Common Stock from 400,000,000 shares to 800,000,000 shares.

The Board of Directors adopted the proposed amendment to the Restated Certification of Incorporation on April 25, 2003, subject to shareholder approval and declared the proposal to be advisable. Accordingly stockholders are asked to vote on the following resolution:

RESOLVED, that Article IV, Section A of the Restated Certificate of Incorporation of the Company be amended to read as follows:

A. The Corporation shall be authorized to issue a total of 804,500,001 shares of capital stock divided into classes as follows:

(1) 800,000,000 shares of Common Stock, par value $.10 per share (“Common Stock”),

(2) 4,500,000 shares of Preferred Stock, par value $1.00 per share (“Preferred Stock”), and

(3) one share of Special Voting Stock, par value $.10 per share.

The board of directors recommends a vote “FOR” the proposed amendment to the Company’s Restated Certificate of Incorporation.

A copy of the Company’s Restated Certificate of Incorporation may be obtained upon request by writing Devon Energy Corporation, Attention: Corporate Secretary, 20 North Broadway, Oklahoma City, OK 73102, or by calling (405) 235-3611.

Reasons for the Amendment

The proposed amendment will authorize sufficient additional shares of common stock to provide the Company the flexibility to make such issuances as may be necessary in order for the Company to complete acquisitions or other corporate transactions. The proposed amendment to the Restated Certificate of Incorporation authorizing an additional 400,000,000 shares of common stock, would facilitate the Company’s ability to accomplish these goals and other business and financial objectives in the future without the necessity of delaying such activities for further stockholder approval, except as may be required in particular cases by the Company’s charter documents, applicable law or the rules of any stock exchange or other system on which the Company’s securities may then be listed. Future issuances of additional shares of common stock or securities convertible into common stock, whether pursuant to an acquisition or other corporate transaction, would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders. The availability for issuance of additional shares of common stock could discourage or make more difficult efforts to obtain control of the Company.

INFORMATION ABOUT EXECUTIVE OFFICERS

Information concerning our executive officers is set forth below. Information concerning J. Larry Nichols is set forth under the caption “Election of Directors.”

James T. Hackett 49 years old President and Chief Operating Officer

James T. Hackett was named President and Chief Operating Officer of Devon in 2003. Mr. Hackett was President and Chief Executive Officer of Ocean Energy, Inc. from March 1999 to April 2003 and was Chairman of the Board from January 2000 to April 2003. He served as Chief Executive Officer and President of Seagull Energy Corporation from September 1998 until March 1999 and as its Chairman of the Board from January 1999 to March 1999. Mr. Hackett also served as Executive Vice President of Pan Energy from 1996 until its merger with Duke Power, after which he served as Group President of Duke Energy until September 1998. He currently serves as a Director of New Jersey Resources, Kaiser Aluminum Corporation, Temple-Inland, Inc. and Fluor Corporation. He is also Chairman of the Domestic Petroleum Council and a member of the Policy Committee of the American Petroleum Institute and the Society of Petroleum Engineers.

Brian J. Jennings 42 years old Senior Vice President – Corporate Finance and Development

Brian J. Jennings was elected to the position of Senior Vice President – Corporate Finance and Development in 2003. Mr. Jennings served as Senior Vice President – Corporate Development from 2001 to 2003. He joined Devon in 2000 as Vice President – Corporate Finance. Prior to his employment with Devon, Mr. Jennings was a Managing Director in the Energy Investment Banking Group of PaineWebber, Inc. He began his banking career at Kidder, Peabody in 1989 before moving to Lehman Brothers in 1992 and later to PaineWebber in 1997. Mr. Jennings specialized in providing strategic advisory and corporate finance services to public and private companies in the E&P and oilfield service sectors. He began his energy career with ARCO International Oil & Gas, a subsidiary of Atlantic Richfield Company.

J. Michael Lacey 57 years old Senior Vice President – Exploration and Production

J. Michael Lacey was elected to the position of Senior Vice President – Exploration and Production in 1999. Mr. Lacey joined Devon as Vice President of Operations and Exploration in 1989. Prior to his employment with Devon, Mr. Lacey served as General Manager for Tenneco Oil Company’s Mid-Continent and Rocky Mountain Divisions. He is a registered professional engineer, and a member of the Society of Petroleum Engineers and the American Association of Petroleum Geologists.

Duke R. Ligon 61 years old Senior Vice President & General Counsel

Duke R. Ligon was elected to the position of Senior Vice President & General Counsel in 1999. Mr. Ligon joined Devon as Vice President & General Counsel in 1997. Prior to his employment with Devon, Mr. Ligon practiced energy law for 12 years, most recently as a partner at the law firm of Mayer, Brown & Platt (now known as Mayer, Brown, Rowe & Maw) in New York City. He has also served as Senior Vice President and Managing Director for Investment Banking at Bankers Trust Company in New York City for 10 years. Additionally, Mr. Ligon served for three years in various positions with the U. S. Departments of the Interior and Treasury, as well as the Department of Energy.

Marian J. Moon 53 years old Senior Vice President – Administration

Marian J. Moon was elected to the position of Senior Vice President – Administration in 1999. Ms. Moon has been with Devon for 19 years, serving in various capacities, including Corporate Secretary and Manager of Corporate Finance. Prior to joining Devon, Ms. Moon was employed for 11 years by Amarex, Inc., where she served most recently as Treasurer. Ms. Moon is a member of the American Society of Corporate Secretaries.

John Richels 52 years old Senior Vice President – Canadian Division

John Richels was elected to the position of Senior Vice President – Canadian Division in 2001. Prior to his election to Senior Vice President, Mr. Richels was Chief Executive Officer of Northstar Energy Corporation, Devon’s Canadian subsidiary. Mr. Richels served as Northstar’s Executive Vice President and Chief Financial Officer from 1996 to 1998 and was on its board of directors from 1993 to 1996. Prior to joining Northstar, Mr. Richels was Managing Partner, Chief Operating Partner and a member of the Executive Committee of the Canadian-based national law firm, Bennett Jones. Mr. Richels has previously served as a director of a number of publicly traded companies and is Vice-Chairman of the Board of Governors of the Canadian Association of Petroleum Producers.

Darryl G. Smette 55 years old Senior Vice President – Marketing

Darryl G. Smette was elected to the position of Senior Vice President – Marketing in 1999. Mr. Smette held the position of Vice President – Marketing and Administrative Planning since 1989. He joined Devon in 1986 as Manager of Gas Marketing. His marketing background includes 15 years with Energy Reserves Group, Inc./BHP Petroleum (Americas), Inc., most recently as Director of Marketing. He is also an oil and gas industry instructor, approved by the University of Texas Department of Continuing Education. Mr. Smette is a member of the Oklahoma Independent Producers Association, Natural Gas Association of Oklahoma and the American Gas Association.

William T. Vaughn 56 years old Senior Vice President – Finance

William T. Vaughn was elected to the position of Senior Vice President – Finance in 1999. Mr. Vaughn previously served as Devon’s Vice President of Finance in charge of commercial banking functions, accounting, tax and information services since 1987. Prior to that, he was Controller of Devon from 1983 to 1987. Mr. Vaughn’s previous experience includes employment with Marion Corporation, most recently as Controller, and employment with Arthur Young & Co. for seven years, most recently as Audit Manager. He is a Certified Public Accountant and a Member of the American Institute of Certified Public Accountants.

PRINCIPAL SECURITY OWNERSHIP

The table below sets forth, as of May 1, 2003, the names and addresses of each person known by management to own beneficially more than 5% of our outstanding voting shares, the number of voting shares beneficially owned by each such stockholder and the percentage of outstanding voting shares owned. The table also sets forth the number and percentage of outstanding voting shares beneficially owned by our Chief Executive Officer, or CEO, each of our directors, the four most highly compensated executive officers for the year ended December 31, 2002, other than the CEO and by all of our executive officers and directors as a group.

Name and Address of Beneficial Owner	Number of Shares (1)		Percent of Class
Davis Selected Advisors, L.P. 2949 East Elvira Road, Suite 101 Tucson, AZ 85706	13,763,095	(2)	5.85%

George P. Mitchell 2001 Timberloch Place The Woodlands, TX 77380	13,305,393	(3)	5.65%

J. Larry Nichols*	960,201	(4)	**
James T. Hackett	873,183	(5)	**
J. Todd Mitchell*	354,000	(6)	**
Michael E. Gellert*	329,720	(7)	**
Darryl G. Smette	211,500	(8)	**
William T. Vaughn	210,342	(9)	**
J. Michael Lacey	112,201	(10)	**
David M. Gavrin*	90,181	(11)	**
Brian J. Jennings	78,951	(12)	**
Peter J. Fluor*	64,106	(13)	**
John A. Hill*	60,264	(14)	**
Michael M. Kanovsky*	49,526	(15)	**
Charles F. Mitchell, M.D.*	37,615	(16)	**
Robert L. Howard*	36,384	(17)	**
Milton Carroll*	20,465	(18)	**
Thomas F. Ferguson*	18,000	(19)	**
William J. Johnson*	17,533	(20)	**
Robert A. Mosbacher, Jr.*	9,223	(21)	**
All of our directors and executive officersas a group (21 persons)	3,867,414	(22)	1.64%

*	Director. The business address of each director is 20 North Broadway, Oklahoma City, Oklahoma 73102-8260.

**	Less than 1%.

(1)	Shares beneficially owned includes shares of common stock, exchangeable shares and shares of common stock issuable within 60 days of May 1, 2003.

(2)	Davis Selected Advisors, L.P. has reported ownership on Schedule 13G filed on March 13, 2003.

(3)	George P. Mitchell has reported ownership on Schedule 13G filed on January 28, 2002. Mr. Mitchell disclaims beneficial ownership of 598,166 of these shares which are deemed beneficially owned by Mr. Mitchell’s wife.

(4)	Includes 42,965 shares owned of record by Mr. Nichols as trustee of a family trust, 78,624 shares owned by Mr. Nichols’ wife, and 431,000 shares which are deemed beneficially owned pursuant to stock options held by Mr. Nichols.

(5)	Includes a 41,201 share interest in the OEI Supplemental Benefit Plan, a 453 share interest in the Ocean Retirement Savings Plan and 577,902 shares deemed beneficially owned pursuant to stock options held by Mr. Hackett.

(6)	Includes 351,000 shares acquired as a result of the merger of Mitchell Energy & Development Corp. (MND) into Devon at a conversion rate of .585 shares of Devon common stock for each share of MND Class A common stock. These shares are held by a family limited partnership, the general partner of which is a limited liability company that is owned in equal shares by the 10 adult children of George P. Mitchell and Cynthia Woods Mitchell and for which J. Todd Mitchell acts as the sole manager. The limited liability company owns a 0.1% general partnership interest in the partnership. Mr. & Mrs. Mitchell own a 5% limited partnership interest in the partnership, and the trusts for the 10 adult children of Mr. & Mrs. Mitchell (including J. Todd Mitchell) each owns a 9.49% limited partnership interest in the partnership. J. Todd Mitchell is the sole trustee of each of the trusts. J. Todd Mitchell disclaims beneficial ownership of the shares of common stock referred to in this footnote except to the extent of his pecuniary interest therein. The remaining 3,000 shares are deemed beneficially owned pursuant to stock options held by Mr. Mitchell.

(7)	Includes 309,149 shares owned by Windcrest Partners, a limited partnership, in which Mr. Gellert shares investment and voting power and 18,000 shares which are deemed beneficially owned pursuant to stock options held by Mr. Gellert.

(8)	Includes 197,900 shares that are deemed beneficially owned pursuant to stock options held by Mr. Smette.

(9)	Includes 196,400 shares that are deemed beneficially owned pursuant to stock options held by Mr. Vaughn.

(10)	Includes 107,036 shares that are deemed beneficially owned pursuant to stock options held by Mr. Lacey.

(11)	Includes 10,320 shares owned by Mr. Gavrin’s wife and 18,000 shares that are deemed beneficially owned pursuant to stock options held by Mr. Gavrin.

(12)	Includes 351 shares held in the Devon Energy Corporation Incentive Savings Plan and 71,800 shares that are deemed beneficially owned pursuant to stock options held by Mr. Jennings.

(13)	Includes a 25,191 share interest in the OEI Outside Directors Deferred Fee Plan and 26,496 shares that are deemed beneficially owned pursuant to stock options held by Mr. Fluor.

(14)	Includes 11,942 shares owned by a partnership in which Mr. Hill shares voting and investment power, 4,727 shares owned by Mr. Hill’s immediate family and 10,400 shares that are deemed beneficially owned pursuant to stock options held by Mr. Hill.

(15)	Includes exchangeable shares that are convertible into 36,116 shares of common stock and 12,705 shares that are deemed beneficially owned pursuant to stock options held by Mr. Kanovsky.

(16)	Includes a 10,011 share interest in the OEI Outside Directors Deferred Fee Plan and 25,815 shares that are deemed beneficially owned pursuant to stock options held by Dr. Mitchell.

(17)	Includes an 8,730 share interest in the OEI Outside Directors Deferred Fee Plan and 25,170 shares that are deemed beneficially owned pursuant to stock options held by Mr. Howard.

(18)	Includes a 12,176 share interest in the OEI Outside Directors Deferred Fee Plan and 7,452 shares that are deemed beneficially owned pursuant to stock options held by Mr. Carroll.

(19)	Includes 18,000 shares that are deemed beneficially owned pursuant to stock options held by Mr. Ferguson.

(20)	Includes 10,128 shares that are deemed beneficially owned pursuant to stock options held by Mr. Johnson.

(21)	Includes 9,000 shares that are deemed beneficially owned pursuant to stock options held by Mr. Mosbacher.

(22)	Includes exchangeable shares that are convertible into 37,496 shares of common stock and 2,088,833 shares that are deemed beneficially owned pursuant to stock options held by directors and executive officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding annual and long-term compensation during 2000, 2001 and 2002 for the CEO and the four most highly compensated executive officers, other than the CEO, who were serving as executive officers of the company on December 31, 2002.

			Annual Compensation		Long-term Compensation (1)
Name	Principal Position	Year	Salary	Bonus	Awards of Options (# of Shares)		All Other Compensation
J. Larry Nichols	Chairman, President and CEO	2002 2001 2000	$715,000 650,000 600,000	$1,500,000 1,000,000 1,000,000	105,000 105,000 70,000		$11,000 10,200 10,200	(2) (2) (2)
Brian J. Jennings	Senior Vice President	2002 2001 2000	$325,000 275,000 225,000	$400,000 275,000 112,500	53,000 53,000 50,000	(4)	$16,000 10,729 9,029	(3) (3) (2)
J. Michael Lacey	Senior Vice President	2002 2001 2000	$400,000 350,000 325,000	$487,500 325,000 300,000	53,000 53,000 35,000		$11,000 10,200 10,200	(2) (2) (2)
Darryl G. Smette	Senior Vice President	2002 2001 2000	$400,000 350,000 300,000	$487,500 325,000 300,000	53,000 53,000 35,000		$43,385 14,238 10,200	(3) (3) (2)
William T. Vaughn	Senior Vice President	2002 2001 2000	$325,000 290,000 275,000	$400,000 275,000 250,000	53,000 53,000 35,000		$35,838 13,546 10,200	(3) (3) (2)

(1)	No awards of restricted stock or payments under long-term incentive plans were made by the company to any of the named executives in any periods covered by the table.

(2)	Consists of company matching contributions to the Devon Energy Incentive Savings Plan.

(3)	Consists of company matching contributions to the Devon Energy Incentive Savings Plan and the Devon Energy Deferred Compensation Savings Plan.

(4)	Mr. Jennings received a one-time stock option award of 25,000 shares when he joined the Company in March 2000 in addition to his annual grant in November 2000.

Option Grants in 2002

The following table sets forth information concerning options to purchase common stock granted in 2002 to the five individuals named in the Summary Compensation Table. The material terms of such options appear in the following table and the footnotes thereto.

Individual Grants
Name	Options Granted		Percent of Total Options Granted in 2001	Exercise Price Per Share (1)	Expiration Date	Grant Date Present Value (2)
J. Larry Nichols	105,000	(3)	3.7%	$46.09	12/2/2012	$1,716,750
Brian J. Jennings	53,000	(3)	1.9%	$46.09	12/2/2012	$866,550
J. Michael Lacey	53,000	(3)	1.9%	$46.09	12/2/2012	$866,550
Darryl G. Smette	53,000	(3)	1.9%	$46.09	12/2/2012	$866,550
William T. Vaughn	53,000	(3)	1.9%	$46.09	12/2/2012	$866,550

(1)	Exercise Price is the closing price of common stock as reported by the American Stock Exchange or “AMEX” on the date of grant.

(2)	The Grant Date Present Value is an estimation of the possible future value of the option based upon the Black-Scholes Option Pricing Model. The following assumptions were used in the model: volatility (a measure of the historic variability of a stock price) – 41.1%; risk-free interest rate (the interest paid by zero-coupon U.S. government issues with a remaining term equal to the expected life of the options) – 3.1% per annum; annual dividend yield – 0.4%; and expected life of the options – five years from grant date. The option value estimated using this model does not necessarily represent the value to be realized by the named officers.

(3)	These options were granted as of December 2, 2002. 20% of such grant was immediately vested and exercisable. An additional 20% of such grant becomes vested and exercisable on each of the next four anniversary dates of the original grant.

Aggregate Option Exercises in 2002 and Year-End Option Values

The following table sets forth information for the five individuals named in the Summary Compensation Table concerning the exercise of options to purchase common stock in 2002 and unexercised options to purchase common stock held at December 31, 2002.

Name	Number of Shares Acquired Upon Exercise	Value Realized (2)	Number of Unexercised Options at 12/31/02		Value of Unexercised In-the-Money Options at 12/31/02 (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
J. Larry Nichols	40,000	$531,400	431,000	147,000	$5,692,675	$696,150
Brian J. Jennings	—	—	71,800	84,200	$297,385	$351,390
J. Michael Lacey	—	—	107,036	74,200	$737,047	$351,390
Darryl G. Smette	—	—	197,900	74,200	$2,408,006	$351,390
William T. Vaughn	10,000	$403,950	196,400	74,200	$2,305,288	$351,390

(1)	The value is based on the aggregate amount of the excess of $45.90 (the closing price as reported by the AMEX for December 31, 2002) over the relevant exercise price for outstanding options that were exercisable and in-the-money at year-end.

(2)	The value is based on the excess of the market price on the date of exercise over the relevant exercise price for the options exercised.

Retirement Plans.

We have three applicable retirement plans, as follows:

Basic Plan

The Basic Plan is a qualified defined benefit retirement plan which provides benefits based upon employment service with Devon. Each eligible employee who retires is entitled to receive annual retirement income, computed as a percentage of “final average compensation” (which consists of the average of the highest three consecutive years’ salaries, wages, and bonuses out of the last ten years), and credited years of service up to 25 years. Contributions by employees are neither required nor permitted under the Basic Plan. Benefits are computed based on straight-life annuity amounts and are reduced by Social Security benefits. Benefits under the Basic Plan are reduced for certain highly compensated employees in order to comply with certain requirements of the Employment Retirement Income Security Act of 1974.

The following table sets forth the credited years of service as of December 31, 2002 under Devon’s Basic Plan for each of the five individuals named in the Summary Compensation Table.

Name of Individual	Credited Years of Service
J. Larry Nichols	25
Brian J. Jennings	3
J. Michael Lacey	14
Darryl G. Smette	16
William T. Vaughn	19

Benefit Restoration Plan

The Benefit Restoration Plan is a non-qualified retirement benefit plan, the purpose of which is to restore retirement benefits for certain selected key management and highly compensated employees because their annual compensation is greater than the maximum annual compensation that can be considered in computing their benefits under the Basic Plan. An employee must be selected by the Compensation and Stock Option Committee in order to be eligible for participation in the Benefit Restoration Plan. All other provisions of the Benefit Restoration Plan mirror those of the Basic Plan. All of the five individuals named in the Summary Compensation Table have been selected to participate in the Benefit Restoration Plan. The Benefit Restoration Plan has been informally funded through a rabbi trust arrangement.

Supplemental Retirement Plan

The Supplemental Retirement Plan is another non-qualified retirement plan for a small group of executives, the purpose of which is to provide additional retirement benefits for long-service executives. The plan vests after 10 years of service, and provides retirement income equal to 65% of the executive’s final average compensation, multiplied by a fraction, the numerator of which is his credited years of service (not to exceed 20) and the denominator of which is 20 (or less, if so determined by the Compensation and Stock Option Committee), less any offset amounts. Offset amounts are (i) benefits payable under the Basic Plan, (ii) benefits payable under the Benefit Restoration Plan, (iii) benefits due to the participant under Social Security, and (iii) any benefits paid to the participant under the company’s long-term disability plan.

In general, benefits will be paid under the Supplemental Retirement Plan when the participant retires from the company. However, in the event that the executive’s employment with the company is terminated under conditions that qualify him or her to a severance benefit under the Employment Agreement (see the following table), then the executive will be 100% vested in his or her benefit and entitled to receive the actuarial equivalent of such benefit earned as of the date of termination of employment. If the executive is terminated within two years following a “change of control,” his or her benefit will be paid in a single lump sum payment. Otherwise, the benefit will be paid monthly for the life of the executive. “Change of control” is defined as the date on which one of the following occurs: (i) an entity or group acquires 30% or more of the company’s outstanding voting securities, (ii) the incumbent board ceases to constitute at least a majority of the company’s board, or (iii) a merger, reorganization or consolidation is consummated, after shareholder approval, unless (a) substantially all of the shareholders prior to the transaction continue to own more than 50% of the voting power after the transaction, (b) no person owns 30% or more of the combined voting securities, and (c) the incumbent board constitutes at least a majority of the board after the transaction. The Supplemental Retirement Plan is also informally funded through a rabbi trust arrangement.

The following table shows the estimated annual retirement benefits payable under the combination of the Basic Plan, the Benefit Restoration Plan and the Supplemental Retirement Plan to the participants therein, including the five individuals named in the Summary Compensation Table. The amount presented assumes a normal retirement in 2002 at age 65.

	Years of Service
Final Average Compensation	5	10	15	20 or more
$ 500,000	$76,642	$153,284	$229,926	$306,568
600,000	92,892	185,784	278,676	371,568
700,000	109,142	218,284	327,426	436,568
800,000	125,392	250,784	376,176	501,568
900,000	141,642	283,284	424,926	566,568
1,000,000	157,892	315,784	473,676	631,568
1,500,000	239,142	478,284	717,426	956,568
2,000,000	320,392	640,784	961,176	1,281,568

Employment Agreements

A small number of senior executives, including the five individuals named in the Summary Compensation Table, are entitled to certain additional compensation under the following events:

(1)	employment with the company is involuntarily terminated other than for “Cause;” or

(2)	employee voluntarily terminates for “Good Reason”, as those terms are defined in each of the officers’ employment agreements.

In either case the payment due to the officer would be equal to three times their annual compensation. In addition, the Employment Agreement provides for the officer to receive the same basic health and welfare benefits that he or she would otherwise be entitled to receive if he or she were an employee of the company for three years after termination. If the executive is terminated within two years of a “change in control,” he or she is also entitled to an additional three years of service credit and age in determining eligibility for retiree medical and supplemental retirement benefits. “Change of control” is defined in the Employment Agreements the same as in the Retirement Plans described above.

Director Compensation

Non-management directors of Devon receive:

•	an annual retainer of $40,000, payable quarterly.

•	$2,000 for each Board meeting attended. Directors participating in a telephonic meeting receive a fee of $1,000;

•	an additional $3,000 per year for serving as chairmen of a standing committee of the Board.

•	$2,000 for each committee meeting attended that requires separate travel.

•	$1,000 for each committee meeting that does not require separate travel.

Non-management directors are eligible to receive stock options in addition to their cash remuneration. Such directors are eligible to receive stock option grants of up to 15,000 shares immediately after each annual meeting of stockholders at an exercise price equal to the fair market value of the common stock on that date. Any unexercised options will expire ten years after the date of grant. The Compensation and Stock Option

Committee, which awards options to non-management directors, may elect to grant awards that are less than the 15,000 shares maximum. However, the Compensation and Stock Option Committee has no other discretion regarding the award of stock options to non-management directors.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation and Stock Option Committee of the board of directors or the “Committee” establishes the general compensation policies of the company. The Committee meets in November or December of each year to establish specific compensation levels for the CEO, to provide guidance to the CEO with regard to compensation to executive officers and to review the executive officers’ compensation in general. (The CEO determines the compensation for executive officers other than the CEO.)

The Committee’s goal in setting executive compensation is to motivate, reward and retain management talent who support the company’s goals of increasing absolute and per share value for stockholders. This goal is carried out through awards of base salary, annual cash bonuses and stock options.

The Committee generally believes that the total cash compensation of its CEO and other executive officers should be similar to the total cash compensation of similarly situated executives of peer group public companies within the oil and gas industry. Further, a significant portion of the complete compensation package should be tied to the company’s success in achieving long-term growth in per share earnings, cash flow, reserves, production and stock price.

Base Salary. A competitive base salary is considered vital to support the continuity of management and is consistent with the long-term nature of the oil and gas business. The Committee believes that the base salaries of the executive officers should be similar to the base salaries of executive officers of similar companies within the oil and gas industry and with whom Devon competes for executive personnel. Therefore, no performance criteria are applied to the base salary portion of the total compensation. Performance of the company versus its peers is, however, given significant weight in the cash bonus and stock option portions of compensation.

The CEO’s base salary for 2002 was based upon information available to the Committee at its December 2001 meeting. At that meeting the Committee reviewed the results of a group of seven companies to which the Committee believed Devon should be compared. This peer group included companies that were similar to Devon in total revenues, balance sheet ratios, oil and gas reserves and overall oil and gas operations. (The industry group index in the Performance Graph included in this proxy statement includes, but is not limited to, the companies used for this compensation analysis. In its analysis, the Committee specifically focused on those companies that are most similar to Devon in size, financial structure and operations, believing that the most direct comparisons would not necessarily include all of the more than 200 companies included in the industry group index used for the Performance Graph.)

A review of the base salaries for the highest-paid executive at each of these peer companies revealed that the 2001 base salary of Devon’s CEO was at the low end of the range of all base salaries in the group, and only 89% of the average 2000 base salary for the group. As a result of this finding, the Committee increased the CEO’s base salary for 2002 by 10% to $715,000.

The Committee advised the CEO that a similar procedure, using both publicly available and private survey data, should be used in evaluating the base salaries of the other executive officers of the company.

Cash Bonuses. The Committee believes that the officers’ cash bonuses should be tied to Devon’s success in meeting its corporate goals and budgets and in achieving growth in comparison to those of the company’s industry peers and to the individual officers’ contribution to such success. Cash bonuses for calendar year 2002 were set at the December 2002 Committee meeting. In setting the cash bonus for the CEO for the calendar year 2002, the Committee reviewed the performance of the peer group of seven oil and gas companies.

The Committee reviewed Devon’s growth over the last one, three and five years, compared with the peer group average on a number of different measures, notably, change in earnings per share, cash flow per share, reserves per share and stock price. Devon’s growth in all of these measures exceeded that of the peer group average for the years reviewed, except stock price performance for the last year. The Committee considered the CEO’s efforts in successfully negotiating and completing both the Mitchell and Anderson mergers. The Committee also noted that not only had the operations of the three entities been integrated successfully, but that the CEO had also led the Company to successfully complete its planned property divestitures program. In light of this analysis, the Committee awarded the CEO a cash bonus of $1,500,000. This award resulted in his total cash compensation for 2002 being 66% of the average total 2001 cash compensation for the highest-paid executives of the companies in the peer group.

The Committee advised the CEO that similar criteria should be used in establishing cash bonuses for the other executive officers.

Stock Options. The Committee desires to reward key management and professional employees for long-term strategic management practices and enhancement of stockholder value by awarding stock options. Stock options are granted at an option price equal to the fair market value of the common stock on the grant date. The grant of these options and the optionees’ holdings of unexercised options and/or ownership of exercised option shares is designed to closely align the interests of the executive officers with those of the stockholders. The ultimate value of the stock options will depend on the continued success of the company, thereby creating a continuing incentive for executive officers to perform long after the initial grant.

The Committee considered stock option grants in connection with 2002 company performance at its meeting in December 2002. Stock options were awarded to the CEO and other executive officers at this meeting.

The Committee has established stock option targets for each participating level of responsibility within the company. The Committee may consider corporate financial performance in determining the number of stock options granted. The Committee wants to encourage executives to maintain ownership of company stock and/or unexercised options. Although there are no specific ownership criteria used in awarding options, long-term ownership is viewed favorably. The Committee noted that Devon’s senior officers as a group still retained 80% of all unexpired options (both vested and unvested) that had been granted to them through November 2002.

The Committee generally seeks to award no more than 2% of the outstanding shares in any one year, and further desires to keep the total number of shares under option and available for option to less than 10% of the total shares outstanding. As of November 30, 2002, there were 9,387,329 shares under option (including options on 4,139,664 shares granted by Northstar, PennzEnergy, Santa Fe Snyder and Mitchell that were assumed by Devon) and 3,789,650 shares available for option, which were 5.4% and 2.2%, respectively, of total shares on a fully diluted basis.

Policy on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to any one executive officer, unless certain requirements are met. The Committee may award compensation that is not deductible under Section 162(m) if it believes that such awards would be in the best interest of the company or its stockholders.

We believe that the company has an appropriate compensation structure that properly rewards and motivates its executive officers to build stockholder value.

As to Compensation of the CEO	As to Compensation of Executive Officers other than the CEO

David M. Gavrin, Chairman
Michael E. Gellert	J. Larry Nichols
John A. Hill
William J. Johnson

Compensation Committee Interlocks

The compensation committee is composed of four independent, non-employee directors, Messrs. Gavrin, Gellert, Hill and Johnson. These directors have no interlocking relationships as defined by the Securities and Exchange Commission.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3, 4 and 5 furnished to the Company during and with respect to its most recently completed fiscal year, the Company believes that all transactions by reporting persons during 2002 were reported on a timely basis.

REPORT OF THE AUDIT COMMITTEE

The board of directors maintains an audit committee comprised of three of our outside directors. The board of directors and the audit committee believe that the audit committee’s current member composition satisfies the rules of the AMEX that govern audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by AMEX Listing Standards, Policies and Requirements—Section 121(A).

The audit committee oversees our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the preparation of the financial statements and the establishment and maintenance of the system of internal controls. This system is designed to provide reasonable assurance regarding the achievement of objectives in the areas of reliability of financial reporting, effectiveness and efficiency of operations and compliance with applicable laws and regulations. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the annual report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The board has adopted a written charter of the audit committee which was included in our proxy statement for our 2001 annual meeting.

In fulfilling its duties in the 2002 fiscal year, the audit committee has done each of the following:

•	reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of our accounting principles and other matters;

•	discussed with the independent auditors other matters under generally accepted auditing standards, including Statement on Auditing Standards No. 61, Communications with Audit Committee;

•	discussed with the independent auditors the auditors’ independence from management, including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1;

•	discussed with our independent auditors the overall scope and plans for their audit; and

•	met with the independent auditors, with and without management present, to discuss the results of their audit and the overall quality of our financial reporting.

Under the terms of its charter, the audit committee approves fees paid by Devon to our independent auditors. For the fiscal year ended December 31, 2002, we paid the following fees to KPMG LLP:

Audit fees, excluding audit related	$1,164,444

Financial information systems design and implementation	$—

All other fees:
Audit related fees	$158,784
Fees for tax services	394,245
Other	—

Total all other fees	$553,029

Audit related fees consisted principally of audits of financial statements of employee benefit plans and certain affiliates and subsidiaries and accounting consultation. Fees for tax services consisted of tax compliance and tax consulting fees. The audit committee considered whether the provision of such services is compatible with maintaining KPMG LLP’s independence.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board has approved, that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission. The audit committee also recommended to the board of directors, and the board has approved, KPMG LLP as our independent auditors for the fiscal year ending December 31, 2003.

Thomas F. Ferguson, Chairman

Michael M. Kanovsky

Robert B. Weaver

Performance Graph

The following performance graph compares our cumulative total stockholder return on its common stock for the five-year period from December 31, 1997 to December 31, 2002, with the cumulative total return of the Standard & Poor’s 500 stock index and the Stock Index by Standard Industrial Classification Code, or SIC Code, for Crude Petroleum and Natural Gas. The SIC Code for Crude Petroleum and Natural Gas is 1311. The identities of the 200+ companies included in the index will be provided upon request.

	Devon Energy Corporation	SIC Code Index	S&P 500 Index
1997	$100.00	$100.00	$100.00
1998	80.19	80.10	128.58
1999	86.42	97.85	155.64
2000	160.88	124.30	141.46
2001	102.43	114.05	124.65
2002	122.16	121.59	97.10

Assumes $100 invested on December 31, 1997, in our common stock, S&P 500 Index and SIC Code Index for Crude Petroleum and Natural Gas.

* Total return assumes reinvestment of dividends.

SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINEES

Any stockholder desiring to present a proposal for inclusion in our proxy statement for our 2004 annual meeting of stockholders must present the proposal to our corporate secretary not later than January 17, 2004. Only those proposals that comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934 will be included in our proxy statement for the 2004 annual meeting. Written notice of stockholder proposals submitted outside the process of Rule 14a-8 for consideration at the 2004 annual meeting of stockholders, but not included in our proxy statement, must be received by our corporate secretary between February 12, 2004 and March 13, 2004 in order to be considered timely, subject to any provisions of our bylaws. The chairman of the meeting may determine that any proposal for which we did not receive timely notice shall not be considered at the meeting. If in the discretion of the chairman any such proposal is to be considered at the meeting, the persons designated in our proxy statement shall be granted discretionary authority with respect to the untimely stockholder proposal.

OTHER MATTERS

Our board of directors knows of no other matter to come before the meeting other than that set forth herein and in the accompanying notice of annual meeting of stockholders. However, if any other matters should properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxies, as they deem advisable in accordance with their best judgment.

Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

BY ORDER OF THE BOARD OF DIRECTORS

Janice A. Dobbs

Corporate Secretary

May 15, 2003

DEVON ENERGY CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Devon Energy Corporation, a Delaware corporation, hereby nominates and appoints J. Larry Nichols and Marian J. Moon with full power of substitution, as true and lawful agents and proxies to represent the undersigned and vote all shares of stock of Devon Energy Corporation owned by the undersigned in all matters coming before the Annual Meeting of Stockholders (or any adjournment thereof) of Devon Energy Corporation to be held in the Kirkpatrick Room on the Third Floor of Bank One Center, One Hundred North Broadway, Oklahoma City, Oklahoma, on Wednesday, June 11, 2003, at 10:00 a.m., Oklahoma City time. The Board of Directors recommends a vote “FOR” the matters set forth on the reverse side.

Do not return your Proxy Card if you are voting by Telephone or Internet

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Please mark
☒	votes as in this
example.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED BELOW BY THE STOCKHOLDER. TO THE EXTENT CONTRARY SPECIFICATIONS ARE NOT GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED IN ITEM 1.

1. ELECTION OF DIRECTORS

Nominees: Robert L. Howard, Michael M. Kanovsky, J. Todd Mitchell and J. Larry Nichols

FOR (all nominees) ☐	WITHHELD (as to all nominees) ☐	WITHHELD (as to nominees listed below) ☐

You may withhold your vote for a particular nominee by marking this box and naming the nominee for which your vote is being withheld.

2. Approval of an Amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock.

3. OTHER MATTERS:

In their discretion, to vote with respect to any other matters that may come before the meeting or any adjournment thereof, including matters incident to its conduct.

I RESERVE THE RIGHT TO REVOKE THE PROXY AT ANY TIME BEFORE THE EXERCISE THEREOF.

Mark here for address change and note at left	☐

Mark here if you plan to attend the meeting	☐

Please sign exactly as your name appears at left, indicating your official position or representative capacity, if applicable. If shares are held jointly, each owner should sign.

Signature: ____________________ Date: __________ Signature: ____________________ Date: __________

VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

DEVON ENERGY CORPORATION

The undersigned holder of Exchangeable Shares of Northstar Energy Corporation hereby directs CIBC Mellon Trust Company (the “Trustee”) to cast a number of votes equal to the number of Exchangeable Shares owned by the undersigned in accordance with the instructions indicated below at the Annual Meeting of Stockholders (or any adjournment thereof) in the Kirkpatrick Room on the Third Floor of Bank One Center, One Hundred North Broadway, Oklahoma City, Oklahoma, on Wednesday, June 11, 2003, at 10:00 a.m. Oklahoma City time.

PLEASE SIGN THIS VOTING DIRECTION CARD AND RETURN IT

PROMPTLY IN THE ENCLOSED ENVELOPE.

WHEN PROPERLY EXECUTED, THE TRUSTEE WILL CAST A NUMBER OF VOTES AT THE MEETING

EQUAL TO THE NUMBER OF EXCHANGEABLE SHARES OF RECORD OWNED BY THE

UNDERSIGNED IN THE MANNER SPECIFIED BELOW. IF NO INSTRUCTIONS ARE GIVEN,

NO VOTES WILL BE CAST ON BEHALF OF THE UNDERSIGNED.

Please mark
☒	votes as in this
example.

1. ELECTION OF DIRECTORS

Nominees: Robert L. Howard, Michael M. Kanovsky, J. Todd Mitchell and J. Larry Nichols

FOR (all nominees) ☐	WITHHELD (as to all nominees) ☐	WITHHELD (as to nominees listed below) ☐

You may withhold your vote for a particular nominee by marking this box and naming the nominee for which your vote is being withheld.

2. Approval of an Amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock.

3. OTHER MATTERS:

In their discretion, to vote with respect to any other matters that may come before the meeting or any adjournment thereof, including matters incident to its conduct.

Please sign exactly as your name appears below, indicating your official position or representative capacity, if applicable. If shares are held jointly, each owner should sign.

Signature: _____________________________________________ Date: _______________

Signature: _____________________________________________ Date: _______________

VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

DEVON ENERGY CORPORATION

The undersigned holder of Series B Convertible Preferred Stock of Devon OEI Operating, Inc. hereby directs Wachovia Bank, N.A. (the “Trustee”) to cast a number of votes equal to the largest number of full shares of Devon Energy Corporation common stock into which such holder’s Series B Convertible Preferred Stock could be converted in accordance with the instructions indicated below at the Annual Meeting of Stockholders (or any adjournment thereof) in the Kirkpatrick Room on the Third Floor of Bank One Center, One Hundred North Broadway, Oklahoma City, Oklahoma, on Wednesday, June 11, 2003, at 10:00 a.m. Oklahoma City time.

PLEASE SIGN THIS VOTING DIRECTION CARD AND RETURN IT

PROMPTLY IN THE ENCLOSED ENVELOPE.

WHEN PROPERLY EXECUTED, THE TRUSTEE WILL CAST A NUMBER OF VOTES AT THE MEETING

EQUAL TO THE LARGEST NUMBER OF FULL SHARES OF DEVON ENERGY CORPORATION

COMMON STOCK INTO WHICH THE SERIES B CONVERTIBLE PREFERRED STOCK OF

RECORD OWNED BY THE UNDERSIGNED COULD BE CONVERTED IN THE

MANNER SPECIFIED BELOW. IF NO INSTRUCTIONS ARE GIVEN,

NO VOTES WILL BE CAST ON BEHALF OF THE UNDERSIGNED.

Please mark
☒	votes as in this
example.

1. ELECTION OF DIRECTORS

Nominees: Robert L. Howard, Michael M. Kanovsky, J. Todd Mitchell and J. Larry Nichols

FOR (all nominees) ☐	WITHHELD (as to all nominees) ☐	WITHHELD (as to nominees listed below) ☐

You may withhold your vote for a particular nominee by marking this box and naming the nominee for which your vote is being withheld.

2. Approval of an Amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock.

3. OTHER MATTERS:

In their discretion, to vote with respect to any other matters that may come before the meeting or any adjournment thereof, including matters incident to its conduct.

Please sign exactly as your name appears below, indicating your official position or representative capacity, if applicable. If shares are held jointly, each owner should sign.

Signature: _____________________________________________ Date: _______________

Signature: _____________________________________________ Date: _______________